Exhibit 1.1

UNDERWRITING AND AGENCY AGREEMENT

among

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

CREDIT SUISSE SECURITIES (USA) LLC

BOFA SECURITIES, INC.

BANCO BRADESCO BBI S.A.

BANCO DO BRASIL SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

AND

XP INVESTMENTS US, LLC

relating to

734,202,699 Common Shares, including Common Shares represented by American Depositary Shares of

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

February 5, 2020

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

84,070,000 American Depositary Shares (each representing two Common Shares)

Underwriting and Agency Agreement

February 5, 2020

Banco Nacional de Desenvolvimento Econômico e Social – BNDES

Av. República do Chile, 100,

Rio de Janeiro, RJ, 20031-917

Brazil

Petróleo Brasileiro S.A. – Petrobras

Av. República do Chile 65, 13th Floor

Rio de Janeiro, RJ, 20031-912

Brazil

Ladies and Gentlemen:

Banco Nacional de Desenvolvimento Econômico e Social – BNDES, a wholly-owned federal government company (“BNDES” or the “Selling Shareholder”), as shareholder of Petróleo Brasileiro S.A. – Petrobras (“Petrobras” or the “Company”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), proposes to sell to the underwriters named in Schedule A annexed hereto (the “International Underwriters”), for whom Credit Suisse Securities (USA) LLC and BofA Securities, Inc. are acting as representatives (the “Representatives”), a total of 84,070,000 American depositary shares (“Common ADSs”), each representing two common shares (“Common Shares”), without par value, of the Company.

The Common ADSs will be issued pursuant to an Amended and Restated Deposit Agreement (the “Deposit Agreement”) dated as of January 2, 2020, among the Company, JPMorgan Chase Bank, N.A. (the “Depositary”), and registered holders and beneficial holders from time to time of the Common ADSs issued thereunder. The Common ADSs may be evidenced by American depositary receipts (the “ADRs”).

The International Underwriters, severally and not jointly, will purchase the Common ADSs from the Selling Shareholder, on the basis of the representations, warranties and agreements set forth in this Underwriting and Agency Agreement (this “Agreement”) and subject to the conditions and other provisions herein.

In addition to the Common ADSs sold pursuant to this Agreement, the Selling Shareholder is selling an aggregate of 478,109,999 Common Shares in Brazil (the “Brazilian Offered Shares”) and 87,952,700 Common Shares outside Brazil (the “International Offered Shares” and, together with the Common ADSs sold pursuant to this Agreement and the Common Shares underlying such Common ADSs, the “International Offered Securities”) pursuant to the Contrato de Coordenação, Garantia Firme de Liquidação e Distribuição de Ações Ordinárias de Emissão de Petróleo Brasileiro S.A. – PETROBRAS (the “Brazilian Underwriting Agreement”, together with this Agreement, the “Transaction Documents”), dated the date hereof, among the Selling Shareholder, the Company, Banco de Investimentos Credit Suisse (Brasil) S.A., Bank of America Merrill Lynch Banco Múltiplo S.A., Banco Bradesco BBI S.A., BB-Banco de Investimento S.A., Citigroup Global Markets Brasil CCTVM S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Banco Morgan Stanley S.A. and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. (jointly, the “Brazilian Underwriters”) and the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão) (“B3”). The International Offered Securities and the Brazilian Offered Shares are referred to collectively as the “Offered Securities.”

The Selling Shareholder understands that the Brazilian Underwriters have appointed the International Underwriters (acting in such capacity, collectively the “International Agents”) as their agents for the facilitation of the placement of the International Offered Shares outside Brazil, including the United States. The International Agents intend to place the International Offered Shares outside Brazil in the manner contemplated in this Agreement and subject to the provisions below and the Intersyndicate Agreement (as defined below). International Offered Shares purchased by non-Brazilian investors will be placed outside Brazil by the International Agents, settled in Brazil and paid for in Brazilian reais. Non-Brazilian investors purchasing International Offered Shares must be authorized to invest in Brazilian securities under the requirements established by the Brazilian Monetary Council (Conselho Monetário Nacional), the Brazilian Securities Commission (Comissão de Valores Mobiliários, the “CVM”) and the Brazilian Central Bank (Banco Central do Brasil, the “Central Bank”), as applicable.

The Brazilian Offered Shares will be sold pursuant to a Portuguese-language prospectus, dated the date hereof, incorporating by reference the Formulário de Referência of the Company dated as of even date (the “Final Brazilian Prospectus”), to be distributed in connection with the offer and sale of the Brazilian Offered Shares.

The offering of the International Offered Securities to persons outside Brazil are referred to collectively herein as the “International Offering.” The offering of Brazilian Offered Shares is referred to herein as the “Brazilian Offering.” The International Offering and the Brazilian Offering are referred to collectively herein as the “Global Offering.”

Offers and sales of the Brazilian Offered Shares pursuant to the Brazilian Offering will be made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended, and together with the rules and regulations thereunder (collectively, the “Securities Act”).

The several International Underwriters and the Brazilian Underwriters are, simultaneously herewith, entering into an intersyndicate agreement between their respective syndicates, dated the date hereof (the “Intersyndicate Agreement”) which provides for, among other things, the transfer of International Offered Shares and Brazilian Offered Shares between the two syndicates for the purpose of resale or placement, as applicable.

The Company has prepared and filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-235803) under the Securities Act, dated January 3, 2020, relating to the International Offering under the Securities Act and including the related base prospectus in the Form F-3 (the “Base Prospectus”), which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective International Underwriters and International Agents (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the Registration Statement at the Effective Time, and (iii) any registration statement filed to register the International Offering pursuant to Rule 462(b) under the Securities Act.

The Company and the Depositary have on file with the Commission a registration statement on Form F-6 (File No. 333-235681), filed on December 23, 2019, and a related prospectus (the “Registration Statement on Form F-6”), for the registration under the Securities Act of the Common Shares and Common ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectuses included therein, as then amended, are hereinafter called the “ADS Registration Statement.”

The Company has furnished to the Representatives, for use by the International Underwriters and the International Agents and by dealers in connection with the International Offering, copies of one or more “preliminary prospectus supplements” relating to the International Offering. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the International Offering, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act), in the form first furnished by the Company to the Representatives for use by the International Underwriters and the International Agents and by dealers in connection with the International Offering.

Except where the context otherwise requires, (i) “Final Offering Document,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, (ii) “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto, and (iii) “Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Pre-Pricing Prospectus and all Permitted Free Writing Prospectuses, if any.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectuses shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein prior to 7:00 p.m. on February 5, 2020 (the “Initial Sale Time”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such documents (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or such Permitted Free Writing Prospectuses, as the case may be, and deemed to be incorporated by reference therein.

For the purposes of this Agreement, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, executive order or regulation to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

SECTION 1 Representations and Warranties of the Company. The Company represents and warrants to the International Underwriters and the International Agents as set forth below:

(a) The Company and the transactions contemplated in this Underwriting Agreement in connection with the offer and sale of the International Offered Securities meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the International Offering.

(b) The ADS Registration Statement complied at the time it became effective, and the Registration Statement complied at the Effective Time, and each complies as of the date hereof in all material respects, with the requirements of the Securities Act; the Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; the conditions to the use of Form F-3 in connection with the offering and sale of the International Offered Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the International Offered Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act including, without limitation, Rule 415(a)(5); the ADS Registration Statement did not, as of the time it became effective, and the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date each Pre-Pricing Prospectus was filed with the Commission and ends at the Closing Date (as defined in Section 4) did or will any such Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or Closing Date, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or Closing Date, as applicable, together with any “road show” as defined in Rule 433(h) under the Securities Act or any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Offering Document will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and the Closing Date, in all material respects, with the requirements of the Securities Act (in the case of the Final Offering Document, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Final Offering Document and the date the Final Offering Document is filed with the Commission and ends at the Closing Date did or will the Final Offering Document, as amended or supplemented prior to the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date hereof and ends at the Closing Date did or will the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Final Offering Document or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Selling Shareholder, an International Underwriter or an International Agent furnished to the Company by the Selling Shareholder or by the Representatives on behalf of an International Underwriter or an International Agent, as the case may be, expressly for use therein (which, in the case of the Selling Shareholder, shall consist solely of the Selling Shareholder Information (as defined in Section 2(a)); and which, in the case of the International Underwriters and the International Agents, shall consist solely of (i) the names of the International Underwriters in the 4th paragraph under the caption “Plan of Distribution” in the Base Prospectus, (ii) the names of the International Underwriters in (a) the table below the 3rd paragraph and (b) the 4th paragraph under the caption “Underwriting” in the Prospectus Supplement and (iii) the addresses of the International Underwriters in the last paragraph under the caption “Underwriting” in the Prospectus Supplement (collectively, the “Underwriter Information”), it being further understood and agreed that each International Underwriter’s or International Agent’s obligations are solely with respect to the information furnished by such International Underwriter or International Agent).

(c) The Company has filed the Registration Statement and the ADS Registration Statement with the Commission, the Registration Statement and the ADS Registration Statement have become effective under the Securities Act, to the Company’s knowledge, no stop order preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement or the ADS Registration Statement has been issued, and no proceedings for such purposes or pursuant to Section 8A of the Securities Act against the Company or related to the offering have been instituted or, to the Company’s knowledge, threatened by the Commission.

(d) The Company has filed or furnished all the documents required to be filed or furnished by it with the Commission pursuant to the Exchange Act, including but not limited to its (i) annual report on Form 20-F for the year ended December 31, 2018, (ii) report on Form 6-K containing its financial statements and financial information and results as of September 30, 2019 and for the nine-month periods ended September 30, 2019 and 2018 and (iii) report on Form 6-K containing its revised financial statements and related discussion of such revised financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016. Each document filed or to be filed by the Company under the Exchange Act complied, and will comply when so filed, in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document, at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. There are no contracts or documents that are required to be described in the Registration Statement, the Disclosure Package or the Final Offering Document or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(e) Prior to the termination of the International Offering, Petrobras has not filed any amendment to the Registration Statement or supplement to the Disclosure Package or Final Offering Document which shall not have previously been furnished to the International Underwriters and the International Agents or of which the International Underwriters and the International Agents shall not previously have been advised or to which any International Underwriter or International Agent shall have reasonably objected in writing.

(f) The Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectuses except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission, the sending or giving, by any International Underwriter or International Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; none of the Company, the International Underwriters or the International Agents is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the International Offered Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act. The Company has complied and will comply with the requirements of the Securities Act and the rules and regulations thereunder with respect to the use of free writing prospectuses by an “ineligible issuer” (as defined in Rule 405) in connection with the offering of the International Offered Securities.

(g) The Company is not an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(h) Neither the Company nor any of its subsidiaries (as defined below) or affiliates (as defined in Rule 405 under the Securities Act) has taken or will take, directly or indirectly, any action designed to, or which could reasonably be expected to cause or result in, any stabilization or manipulation of the price of any equity security of the Company to facilitate the initial sale or resale of the Offered Securities under the Exchange Act, or otherwise. Neither the Company nor any of its subsidiaries or affiliates has issued or will issue, without the prior consent of the Representatives, any stabilization announcement referring to the proposed issue of Offered Securities. For the purposes of this Agreement: the term (i) “subsidiary” shall mean, as to any person, any entity of which such person directly or indirectly owns a majority of the outstanding voting shares and which such person otherwise has the ability to elect a majority of the members of the board of directors or the governing body; and (ii) “Material Subsidiary” shall mean, as to any person, any subsidiary of such person which, on any given date of determination, accounts for more than 15% of such person’s total assets, as such total assets are set forth on the most recent consolidated financial statements of such person prepared in accordance with U.S. generally accepted accounting principles (or if any such person does not prepare financial statements in U.S. generally accepted accounting principles, consolidated financial statements prepared in accordance with such other generally accepted accounting principles then applicable to such person).

(i) Petrobras has been duly organized and is validly existing as a sociedade de economia mista (state-controlled company) in good standing (to the extent that good standing is applicable under applicable law) under the laws of Brazil. Each of Petrobras’s Material Subsidiaries has been duly incorporated under the laws of the jurisdiction in which it is chartered or organized and is validly existing as a corporation, limited liability company, or other business organization form in good standing (to the extent applicable) under the laws of the jurisdiction in which it is chartered or organized. Each of Petrobras and its Material Subsidiaries is licensed (if and to the extent required by law) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Offering Document and to enter into and perform its obligations under this Agreement and the Deposit Agreement and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction that requires such qualification, except, in the case of its Material Subsidiaries, where the failure to be so qualified will not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the documents incorporated by reference therein (including its (i) annual report on Form 20-F of Petrobras for the year ended December 31, 2018, (ii) report on Form 6-K containing its financial statements and financial information and results as of September 30, 2019 and for the nine-month periods ended September 30, 2019 and 2018 and (iii) report on Form 6-K containing its revised financial statements and related discussion of such revised financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016), Petrobras owns, directly or indirectly, all of the outstanding equity interests of its Material Subsidiaries. For the purposes of this Agreement: the term “Material Adverse Effect” shall mean (A) any material adverse effect on the condition (financial or otherwise), business, properties, earnings or prospects of the Company, together with its consolidated subsidiaries, or (B) any material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(j) All the outstanding shares of capital stock, if any, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable except, in the case of the subsidiaries, as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) The Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Final Offering Document as of the date specified therein; all of the issued and outstanding shares of capital stock of the Company, including the Common Shares underlying the Common ADSs and the International Offered Shares, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Common Shares underlying the Common ADSs and the International Offered Shares are duly listed, and admitted and authorized for trading on B3; the Common ADSs are duly listed and admitted and authorized for trading on the New York Stock Exchange (“NYSE”).

(l) The International Offered Securities are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, any restriction upon the voting or transfer thereof, in each case pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. No holder of the Offered Securities will be subject to personal liability for any debt or any other liability of the Company by reason of being such a holder. Except as disclosed in the Disclosure Package and the Final Offering Document, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase any shares of the capital stock of the Company and (ii) there are no restrictions upon the transfer of the International Offered Securities pursuant to the Company’s organizational documents or any statutory provisions of Brazilian law or under any rule, regulation or order of any Brazilian governmental agency or body or court applicable to the Company, or any agreement or other instrument to which the Company is a party or by which it is bound.

(m) Upon issuance by the Depositary of the Common ADSs to be sold hereunder against the deposit of International Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Common ADSs will be duly and validly issued and the persons in whose names the Common ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the issuance and sale of the Common ADSs are not subject to any preemptive or similar rights or rights of first offer, first refusal or similar rights.

(n) The capital stock of the Company conforms in all material respects to the description thereof, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document.

(o) This Agreement has been duly authorized, executed and delivered by the Company; and, assuming due authorization, execution and delivery thereof by each party to this Agreement (other than the Company), when executed and delivered by the Company, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of this Agreement and the Deposit Agreement in the Registration Statement, the Disclosure Package and the Final Offering Document fairly summarize the rights and obligations of the parties thereto.

(p) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over the Company or any of its properties or assets (each a “Government Authority”) is required for (A) the sale and delivery of the International Offered Securities by the Selling Shareholder, or (B) the execution, delivery or performance by the Company of any of its obligations under this Agreement in the manner contemplated in the Registration Statement, the Disclosure Package and the Final Offering Document, except for (i) the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, (ii) such consents as may be required under state or foreign securities or blue sky laws, (iii) such as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil in connection with the purchase, distribution and/or placement of the Offered Securities by the International Agents and the Brazilian Underwriters, (iv) maintenance of the Company’s adherence to the rules of the Nível 2 segment, (v) the (a) maintenance of the Company’s registration with the CVM as a category “A” publicly traded company (companhia aberta) (emissor de valores mobiliários – categoria “A” da CVM), (b) registration of the Offered Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (vi) approval by the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais (“ANBIMA”) relating to the registration of the offering of the Offered Securities, as provided for in this Agreement and in the Brazilian Underwriting Agreement, (vii) the registration request that shall be duly filed, as required by the regulations of ANBIMA, within 15 days of the date of the Anúncio de Encerramento da Oferta Pública de Distribuição Secundária de Ações Ordinárias de Emissão de Petróleo Brasileiro S.A. – Petrobras, (viii) such filings or consents as may be required by the by-laws and rules of the Financial Industry Regulatory Authority Inc. (“FINRA”) in connection with the use of the Base Prospectus and the purchase and distribution of the Common ADSs by the International Underwriters or the placement of the International Offered Shares by the International Agents, (ix) the approval by the CVM of the offering of the Brazilian Offered Shares as contemplated by the Brazilian Underwriting Agreement, which has been obtained and remains in full force and effect or will be obtained prior to the Closing Date, and (x) such approvals as may be required from the Brazilian Central Bank for any payments outside Brazil pursuant to Section 10 of this Agreement.

(r) The Company is not currently in violation of its charter, by-laws or comparable organizational documents; neither the execution and delivery of this Agreement nor the consummation of any of the transactions described or contemplated herein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of the Company or any of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

(s) The consolidated historical financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package and the Final Offering Document, together with the related notes, have been prepared in accordance with International Financial Reporting Standards – IFRS, applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated; the selected financial information for the year ended December 31, 2018 set forth under the caption “Selected Financial Information” in the Prospectus Supplement fairly presents, on the basis stated therein, the information included therein; the financial information set forth under the caption “Financial Statements” in the report on Form 6-K of Petrobras containing its financial information and results as of September 30, 2019 and for the nine-month periods ended September 30, 2019 and 2018, incorporated by reference in the Disclosure Package and the Final Offering Document fairly presents, on the basis stated in the Pre-Pricing Prospectus and the Final Offering Document, the information included therein. Except as disclosed in the Disclosure Package and the Final Offering Document, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its consolidated subsidiaries, taken as a whole, since September 30, 2019. The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document fairly present the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document and the books and records of the respective entities presented therein.

(t) There are no pro forma or consolidated financial statements or other financial statements or data which are or were required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.

(u) The statistical, industry-related and market-related data included, or incorporated by reference, in the Disclosure Package and the Final Offering Document are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(v) Except as set forth or contemplated in the Disclosure Package and the Final Offering Document, no action, suit or proceeding by or before any Government Authority involving the Company or any of its subsidiaries or their property or assets is pending or, to the best knowledge of the Company, threatened, involving or in any way relating to (i) this Agreement, or the transactions contemplated herein or (ii) any other matter, except for (in the event of (i) and (ii)) actions, suits and proceedings that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of or in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Government Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.

(w) Each of the Company and each of its subsidiaries has good and marketable title to all of its properties and assets and owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of the Company under which the Company holds properties are in full force and effect; and the Company has not had any notice that any material claim of any sort has been asserted by anyone adverse to the Company’s rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

(x) PricewaterhouseCoopers Auditores Independentes (who have certified the audited financial statements of Petrobras and supporting schedules and information of Petrobras and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and other financial information included in the Disclosure Package and the Final Offering Document relating to Petrobras and its consolidated subsidiaries for the years ended December 31, 2016, 2015 and 2014) are independent registered public accountants within the meaning of the applicable requirements of Regulation S-X under the Securities Act, the Exchange Act, and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are certified public accountants with respect to Petrobras under the standards established by the local authorities in Brazil.

(y) KPMG Auditores Independentes (who have audited the financial statements of Petrobras and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements included in the Disclosure Package and the Final Offering Document relating to Petrobras and its consolidated subsidiaries for the years ended December 31, 2018 and 2017) are independent registered public accountants within the meaning of the applicable requirements of Regulation S-X under the Securities Act, the Exchange Act, and the PCAOB and are certified public accountants with respect to Petrobras under the standards established by the local authorities in Brazil.

(z) Each of the Company and each of its subsidiaries has filed or caused to be filed all material tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by any Government Authority (other than those, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no material claims are being asserted with respect to any such taxes, assessments, fees or other charges (other than those, the amount or validity of which is currently being contested in good faith by appropriate proceedings).

(aa) The Company and its subsidiaries are insured by insurers that the Company reasonably believes to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged, except when the failure to do so would not have a Material Adverse Effect; and neither of the Company nor any subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(cc) It is not necessary under the laws of Brazil that any of the holders of the International Offered Securities be licensed, qualified or entitled to carry on business in Brazil by reason of the execution, delivery, performance or enforcement of this Agreement.

(dd) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, the Company and each of its Material Subsidiaries each maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and since December 31, 2018, (x) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(ff) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Registration Statement, the Disclosure Package and the Final Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, neither of the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Company or any such subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.

(gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Material Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(hh) The information set forth in the Registration Statement, the Disclosure Package and the Final Offering Document relating to oil and gas reserves, oil and gas wells and any other oil and gas-related information required to be disclosed in such Registration Statement, the Disclosure Package and the Final Offering Document has been prepared by the Company in all material respects on the basis disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document and conforms in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be.

(ii) The Company is subject to civil and commercial law in respect of its obligations hereunder and the Company is not, nor are any of its properties, assets or revenues subject to any right of immunity under Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein.

(jj) The submission of the Company to the nonexclusive jurisdiction of the state and federal courts in the Borough of Manhattan, City of New York, New York in Section 16 hereof is legal, valid and binding under the laws of Brazil; the appointment by the Company of Petrobras America Inc., with offices located at 10350 Richmond Ave., Suite 1400, Houston, TX 77042 as its authorized agent for the purpose described in Section 16 below is legal, valid and binding under the laws of Brazil; and the choice of law provision set forth in Section 17 below is legal, valid and binding under the laws of Brazil.

(kk) Any final judgment for any amount payable by the Company rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the Superior Court of Justice of Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, provided that such confirmation will be granted only if such judgment (i) is for payment of a sum of money certain; (ii) fulfills all formalities required for its enforceability under the laws of the State of New York; (iii) is issued by a competent court after service of process on the Company, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Company’s absence has been given, as required under applicable law; (iv) is effective (not subject to appeal) in the State of New York; (v) is authenticated by a Brazilian consulate in the State of New York and is accompanied by a sworn translation in Portuguese (if such foreign judgment was authenticated in a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, applicable in Brazil as from August 14, 2016, authentication by a Brazilian Diplomatic Office or Consulate is not required); (vi) is not contrary to Brazilian national sovereignty, public policy or public morality; (vii) does not violate a final and non-appealable decision issued by a Brazilian court; (viii) does not violate the exclusive jurisdiction of Brazilian courts; and (ix) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory.

(ll) No holder of the International Offered Securities or the International Underwriters or International Agents will be deemed resident, domiciled or carrying on business or subject to taxation in Brazil solely by the execution, delivery, performance or enforcement of this Agreement or the Deposit Agreement or by virtue of the ownership or transfer of the International Offered Securities or the receipt of payment thereon assuming that such person does not have a fixed base in Brazil and that such person is not a resident of Brazil.

(mm) There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein on or by virtue of the execution or delivery of this Agreement or the Deposit Agreement, other than (A) any tax, levy, impost, deduction, charge or withholding imposed on the International Underwriters, International Agents and other institutions that participate in the International Offering due to any reimbursement or remuneration of the International Underwriters or International Agents received from the Selling Shareholder, (B) a registration fee (taxa de fiscalização) payable to the CVM, (C) a fee payable to the B3, (D) a fee payable to the Brazilian financial institutions association (ANBIMA – Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais), (E) registration fees payable to the commercial registry (JUCERJA – Junta Comercial do Estado do Rio de Janeiro) related to the registration of any corporate acts with reference to the Global Offering, and (F) the Income Tax (Imposto de Renda das Pessoas Jurídicas IRPJ), the Withholding Income Tax (Imposto de Renda Retido na Fonte IRRF), the Social Contribution on Profits (Contribuição Social sobre Lucro Líquido CSLL), the Social Contribution on Gross Revenues or on Import of Services (Programa de Integração Social PIS and Contribuição para Financiamento da Seguridade Social COFINS), the Tax on Services (Imposto sobre Serviços de Qualquer Natureza ISS), the Tax on Foreign Exchange Financial Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguros ou relativos a Títulos e Valores Mobiliários IOF) and the Contribution on Economic Intervention (Contribuição de Intervenção no Domínio Econômico CIDE), as applicable.

(nn) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement in Brazil, it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil or in respect of any such document, other than (A)(i) the notarization of the signatures of the parties signing outside Brazil by a notary public licensed to act as such under the laws of the place of signing and the signature, capacity and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which the signature of such notary public must be legalized (authenticated) by a Brazilian consulate official; and (ii) the subsequent translation of the relevant document into Portuguese by a Brazilian certified translator; or (B) the registrations of the relevant document, together with their certified Portuguese translation, with the competent registry of titles and deeds, which registration can be made at any time before judicial enforcement in Brazil.

(oo) Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company or any of its subsidiaries, nor, to the best knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or offered any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) is aware of or has taken any action, directly or indirectly, that would result (a) in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the UK Bribery Act 2010 or the Law No. 12,846 of 2013—Brazilian Anti-Corruption Law (collectively, the “Anti-Corruption Laws”) or (b) in a violation of any similar law or regulation to which the Company or any of its subsidiaries is subject. Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, Petrobras has instituted and maintained policies and procedures reasonably designed to achieve compliance with the Anti-Corruption Laws.

(pp) Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Directives (including implementing measures in European member states), the UK’s Proceeds of Crime Act 2002, Brazilian Law 9613/98 (as amended), the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq) Neither the Company, nor any of its subsidiaries, nor any director or executive officer of the Company or any of its subsidiaries, nor, to the best knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in each case, in violation of applicable Sanctions, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in each case, in violation of applicable Sanctions.

(rr) Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, there are no labor disturbances or disputes existing, or to the knowledge of the Company, threatened, that could result in a Material Adverse Effect.

(ss) The Company has not received any notice from the NYSE regarding the delisting of the Common ADSs from the NYSE.

(tt) Based on its audited financial statements and relevant market and shareholder data, the Company believes that it will not be classified as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended and the regulations published thereunder, for its taxable year ended December 31, 2019 and, based on its audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not anticipate that it will be classified as a PFIC for the taxable year ended December 31, 2020.

(uu) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Testing-the-Waters Communication means any communication with potential investors undertaken in reliance on Rule 163B of the Securities Act.

(vv) As of the Initial Sale Time, none of (A) the Pre-Pricing Prospectus, (B) any free writing prospectus, when considered together with the Pre-Pricing Prospectus, and (C) any individual Testing-the- Waters Communication, when considered together with the Pre-Pricing Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any certificate signed by any officer or representative of the Company and delivered to you or your counsel in connection with the offering of the International Offered Securities shall be deemed a representation and warranty by the Company to each International Underwriter and the International Agents as to the matters covered thereby on the date of such certificate.

SECTION 2 Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to the International Underwriters and the International Agents as set forth below:

(a) All information furnished by the Selling Shareholder to the Company specifically for inclusion in the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of each Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the Closing Date did or will any information furnished by the Selling Shareholder to the Company specifically for inclusion in any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or Closing Date, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any information furnished by the Selling Shareholder to the Company specifically for inclusion in any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or Closing Date, as applicable, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Final Offering Document and the date the Final Offering Document is filed with the Commission and ends at the Closing Date did or will any information furnished by the Selling Shareholder to the Company specifically for inclusion in the Final Offering Document, as amended or supplemented prior to the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date hereof and ends at the Closing Date did or will any information furnished by the Selling Shareholder to the Company specifically for inclusion in the Disclosure Package, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, information furnished by the Selling Shareholder shall consist only of the Selling Shareholder’s name and information set forth under the headings “Selling Shareholder” in the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Final Offering Document or any amendments or supplements thereto (the “Selling Shareholder Information”).

(b) The Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any International Offered Securities, by means of any “prospectus” (within the meaning of the Securities Act), or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the International Offered Securities, in each case other than the then most recent Pre-Pricing Prospectus.

(c) The Selling Shareholder is not currently in violation of its charter, by-laws or comparable organizational documents; neither the sale of the International Offered Securities by the Selling Shareholder, the execution and delivery of this Agreement nor the consummation of any of the transactions described or contemplated herein, nor the fulfillment of the terms thereof will conflict with, (i) the charter, by-laws or comparable organizational documents of the Selling Shareholder or any of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Shareholder or any of its subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Shareholder or any of its subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have (A) any material adverse effect on the condition (financial or otherwise), business, properties, earnings or prospects of the Selling Shareholder, together with its consolidated subsidiaries, or (B) any material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement.

(d) No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over the Selling Shareholder or any of its properties or assets is required for (A) the sale and delivery of the International Offered Securities by the Selling Shareholder, or (B) the execution, delivery or performance by the Selling Shareholder of any of its obligations under this Agreement in the manner contemplated in the Registration Statement, the Disclosure Package and the Final Offering Document, except for (i) the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, (ii) such consents as may be required under state or foreign securities or blue sky laws, (iii) such as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil in connection with the purchase, distribution and/or placement of the International Offered Securities, (iv) maintenance of the Company’s adherence to the rules of the Nível 2 segment, (v) the (a) maintenance of the Company’s registration with the CVM as a category “A” publicly traded company (companhia aberta) (emissor de valores mobiliários – categoria “A” da CVM), (b) registration of the offering of the Offered Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (vi) approval by ANBIMA relating to the registration of the offering of the Offered Securities, as provided for in this Agreement and in the Brazilian Underwriting Agreement, (vii) the registration request that shall be duly filed, as required by the regulations of ANBIMA, within 15 days of the date of the Anúncio de Encerramento da Oferta Pública de Distribuição Secundária de Ações Ordinárias de Emissão de Petróleo Brasileiro S.A. – Petrobras, (viii) such filings or consents as may be required by the by-laws and rules of FINRA in connection with the use of the Base Prospectus and the purchase and distribution of the Common ADSs by the International Underwriters or the placement of the International Offered Shares by the International Agents, (ix) the approval by the CVM of the offering of the Brazilian Offered Shares as contemplated by the Brazilian Underwriting Agreement, which has been obtained and remain in full force and effect or will be obtained prior to the Closing Date, and (x) such as may be required from the Brazilian Central Bank for any payments outside Brazil pursuant to Section 10 of this Agreement.

(e) Neither the Selling Shareholder nor any of its subsidiaries or affiliates, has taken or will take, directly or indirectly, any action designed to, or which could reasonably be expected to cause or result in, any stabilization or manipulation of the price of any equity security of the Company to facilitate the initial sale or resale of the International Offered Securities under the Exchange Act, or otherwise. Neither the Selling Shareholder nor any of its subsidiaries or affiliates has issued or will issue, without the prior consent of the Representatives, any stabilization announcement referring to the proposed issue of International Offered Securities.

(f) The Selling Shareholder now is and, at the time of delivery of the International Offered Securities pursuant to this Agreement, will be the lawful owner of the International Offered Securities and has and, at the time of delivery of the International Offered Securities pursuant to this Agreement, will have valid and marketable title to the International Offered Securities, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(g) Upon delivery of and payment for the Common ADSs as provided herein, registration of the Common ADSs in the name of a nominee as may be designated by the Depository Trust Company (“DTC”), and crediting such Common ADSs on the books of DTC to the securities account (as defined in Section 8-501(a) of the Uniform Commercial Code (the “UCC”)) of the International Underwriters, a good and valid security entitlement to such Common ADSs, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, will pass to the several International Underwriters in respect of such Common ADSs.

(h) The Selling Shareholder has and, at the time of delivery of the International Offered Securities pursuant to this Agreement will have, full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Securities Act and state securities or blue sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the International Offered Securities pursuant to this Agreement in the manner provided herein and (iii) make the representations, warranties and agreements made by the Selling Shareholder herein.

(i) The Selling Shareholder is duly and irrevocably authorized to execute and deliver this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby and to deliver the International Offered Securities to be sold by the Selling Shareholder pursuant to this Agreement, and receive payment therefor pursuant hereto and thereto.

(j) The sale of the International Offered Securities to be sold by the Selling Shareholder pursuant to this Agreement and the Brazilian Underwriting Agreement, is not prompted by any information concerning the Company or any subsidiary thereof that is not set forth in the Registration Statement, the Disclosure Package or the Final Offering Document.

(k) On the Closing Date, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid on or prior to the Closing Date in connection with the sale and transfer of the Common ADSs to be sold by the Selling Shareholder to the several International Underwriters hereunder will be fully paid or provided for by the Selling Shareholder, and all laws imposing such taxes will be fully complied with.

(l) The Selling Shareholder has been duly organized and is validly existing as an empresa pública (state-owned company) in good standing (to the extent that good standing is applicable under applicable law) under the laws of Brazil. The Selling Shareholder has the full corporate power and authority to enter into and perform its obligations under this Agreement.

(m) The Selling Shareholder is subject to civil and commercial law in respect of its obligations hereunder and the Selling Shareholder is not, nor are any of its properties, assets or revenues subject to any right of immunity under Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Selling Shareholder has waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein.

(n) The submission of the Selling Shareholder to the nonexclusive jurisdiction of the state and federal courts in the Borough of Manhattan, City of New York, New York in Section 16 hereof is legal, valid and binding under the laws of Brazil; the appointment of CCS Global Solutions, Inc., located at 530 Seventh Avenue, Suite 508, New York, NY, 10018 as its authorized agent (the “Selling Shareholder Authorized Agent”) for the purpose described in Section 16 below is legal, valid and binding under the laws of Brazil; and the choice of law provision set forth in Section 17 below, is legal, valid and binding under the laws of Brazil.

(o) Any final judgment for any amount payable by the Selling Shareholder rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Selling Shareholder based upon this Agreement would be declared enforceable against the Selling Shareholder by the Superior Court of Justice of Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, provided that such confirmation will be granted only if such judgment (i) is for payment of a sum of money certain; (ii) fulfills all formalities required for its enforceability under the laws of the State of New York; (iii) is issued by a competent court after service of process on the Selling Shareholder, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Selling Shareholder’s absence has been given, as required under applicable law; (iv) is effective (not subject to appeal) in the State of New York; (v) is authenticated by a Brazilian consulate in the State of New York and is accompanied by a sworn translation in Portuguese (if such foreign judgment was authenticated in a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, applicable in Brazil as from August 14, 2016, authentication by a Brazilian Diplomatic Office or Consulate is not required); (vi) is not contrary to Brazilian national sovereignty, public policy or public morality; (vii) does not violate a final and non-appealable decision issued by a Brazilian court; (viii) does not violate the exclusive jurisdiction of Brazilian courts; and (ix) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory.

(p) No part of the proceeds of the sale of the Offered Securities will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(q) Neither the Selling Shareholder nor any director or executive officer of the Selling Shareholder, nor, to the best knowledge of the Selling Shareholder, any of its subsidiaries, any agent, employee or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or offered any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) is aware of or has taken any action, directly or indirectly, that would result (a) in a violation of the Anti-Corruption Laws or (b) in a violation of any similar law or regulation to which the Selling Shareholder or any of its subsidiaries is subject. The Selling Shareholder has instituted and maintained policies and procedures reasonably designed to achieve compliance with the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws, each as may be amended, or any similar law or regulation to which the Selling Shareholder is subject, or the applicable rules and regulations thereunder.

(r) The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of Brazilian Law 9613/98 (as amended), and, to the best of the Shelling Shareholder’s knowledge, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “BNDES Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any applicable court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the BNDES Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened; and the Selling Shareholder will not knowingly directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the BNDES Anti-Money Laundering Laws.

(s) Neither the Selling Shareholder, nor any director or executive officer of the Selling Shareholder or any of its subsidiaries, nor, to the best knowledge of the Selling Shareholder, any of its subsidiaries, any agent, employee or controlled affiliate of the Selling Shareholder or its subsidiaries is (i) currently a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country; and the Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person currently subject to any Sanctions or in any other manner, in each case as will result in a violation of Sanctions by any person or entity participating in this Agreement. As of December 31, 2019, the Selling Shareholder’s total loan disbursements to Sanctioned Persons or into Sanctioned Countries, directly or indirectly, did not collectively exceed 10% for the year then ended.

SECTION 3 Placement, Purchase and Sale

(a) Common ADSs. On the basis of the representations, warranties and agreements set forth herein and, subject to the conditions set forth herein, the Selling Shareholder agrees to sell the Common ADSs to the several International Underwriters as provided in this Agreement, and each International Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder at a purchase price of US$14.1063 per Common ADS the number of Common ADSs set forth opposite such International Underwriter’s name in Schedule A hereto.

(b) International Agents. On the basis of the representations, warranties and agreements set forth herein and, subject to the conditions set forth herein, the International Agents will act, severally and not jointly, as agents of the Brazilian Underwriters for the facilitation of the placement of the International Offered Shares.

(c) Public Offering. The Selling Shareholder understands that the International Underwriters intend to make a public offering in the United States of, and the International Agents propose to place, the International Offered Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the International Offered Securities on the terms set forth in the Disclosure Package. The Selling Shareholder acknowledges and agrees that the International Underwriters may offer, sell or place the International Offered Securities to or through any affiliate of an International Underwriter and that any such affiliate may offer, sell or place the International Offered Securities purchased or received by it to or through any International Underwriter.

SECTION 4 Delivery and Payment. Payment of the purchase price for the Common ADSs shall be made to the Selling Shareholder by federal funds wire transfer against delivery of the Common ADSs to the Representatives through the facilities of DTC for the respective accounts of the International Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 10, 2020 (unless another time shall be agreed to by the Representatives, the Company and the Selling Shareholder or unless postponed in accordance with the provisions of Section 14 hereof). The time and date at which such payment and delivery are to be made is hereinafter sometimes called the “Closing Date.” Electronic transfer of the Common ADSs shall be made to the International Underwriters at the time of purchase in such names and in such denominations as the Representatives shall specify.

SECTION 5 Offering by Underwriters. Each International Underwriter represents and warrants to and agrees as to itself with the Company and the Selling Shareholder that:

(a) It will not engage in any activity that reasonably can be expected to cause or result, in stabilization or manipulation of the price of any security, as those terms are used for purposes of the Exchange Act, of Petrobras to facilitate the sale or resale of the Common ADSs or the placement of International Offered Shares.

(b) It shall offer the Common ADSs for sale to the public and shall place the International Offered Shares upon the terms and conditions set forth in the “Underwriting” sections in the Pre-Pricing Prospectus and the Final Offering Document.

(c) It has not made and will not make any offer or other communication through any means relating to the Offered Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.

The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) and (y) the Company has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping, as applicable to ineligible issuers.

SECTION 6 Covenants of the Company. The Company agrees with each International Underwriter and the International Agents as follows:

(a) The Company will furnish to the Representatives and to counsel for the International Underwriters and the International Agents, without charge, during the period referred to in paragraph (d) below, as many copies of the Registration Statement, the Disclosure Package and the Final Offering Document and any amendments and supplements thereto (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representatives) as any International Underwriter or International Agent may reasonably request, including the delivery of copies of the Prospectus Supplement to the International Underwriters and the International Agents.

(b) The Company will not amend or supplement, during the period specified in (d) below, the Registration Statement, the Disclosure Package or the Final Offering Document without the prior written consent of the Representatives, which consent will not be unreasonably withheld.

(c) The Company will notify the Representatives in writing immediately (i) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Disclosure Package or the Final Offering Document or for any additional information, (ii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement, the Disclosure Package or the Final Offering Document, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the Disclosure Package or the Final Offering Document, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, and (v) of the receipt of any comments from the Commission. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the prompt lifting of such order.

(d) If, during such period after the commencement of the offering of the International Offered Securities any International Underwriter or International Agent or any dealer is required by law to deliver a prospectus, any event occurs as a result of which the Disclosure Package or the Final Offering Document, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Offering Document to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event, (ii) subject to the requirements of paragraph (b) of this Section 6, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) will supply any supplemented or amended Disclosure Package or Final Offering Document to such International Underwriter and International Agent and counsel for such International Underwriter and International Agent, without charge, in such quantities as such International Underwriter or International Agent may reasonably request.

(e) The Company will (i) prepare the Prospectus Supplement in a form reasonably satisfactory to the Representatives, (ii) file the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and (iii) advise the Representatives promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b).

(f) The Company will promptly deliver to Shearman & Sterling LLP a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing.

(g) Prior to the completion of the distribution of the Common ADSs by the International Underwriters and the International Offered Shares by the International Agents (as determined by the Representatives), the Company will not, will not permit any of its subsidiaries to and will request its affiliates not to, acquire any International Offered Securities.

(h) The Company will cooperate with the International Underwriters and will take all such action as is necessary to permit the Common ADSs to be eligible for clearance and settlement through DTC.

(i) The Company will comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act, in respect of any Permitted Free Writing Prospectus.

(j) The Company will not, will not permit any of its subsidiaries to and will request its affiliates not to, offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with the sale of the International Offered Securities.

(k) Neither the Company, nor any of its subsidiaries or affiliates, will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the International Offered Securities. Neither the Company nor any of its subsidiaries or affiliates will issue, without the prior consent of the Representatives, any stabilization announcement referring to the proposed issue of the International Offered Securities.

(l) Prior to the Closing Date, neither the Company nor its affiliates will issue any press release or other communications directly or indirectly or hold any press conference relating to the International Offered Securities, without each Representative’s prior consent (which shall not be unreasonably withheld), unless in the judgment of either of the Company and its counsel, and after notification to each Representative, such press release or communication is required by law or except as issued or held, as the case may be, in accordance with the applicable regulations promulgated under the Securities Act.

(m) The Company will furnish a copy of each amendment of this Agreement to each Representative.

(n) The Company will use its reasonable best efforts to maintain the Common ADSs listed on the NYSE after the Closing Date.

(o) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication, when considered with the Pre-Pricing Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 7 Covenants of the Selling Shareholder. The Selling Shareholder agrees with each International Underwriter and the International Agents as follows:

(a) The Selling Shareholder will not, at any time at or after the execution of this Agreement, to offer or sell any International Offered Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the International Offered Securities, in each case other than the most recent Pre-Pricing Prospectus or the Final Offering Document.

(b) The Selling Shareholder will not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any equity security of the Company to facilitate the sale or resale of the Common ADSs or the placement of the International Offered Shares.

(c) The Selling Shareholder will use the net proceeds received by it from the sale of the International Offered Securities in the manner specified in the Pre-Pricing Prospectus and the Final Offering Document under the caption “Use of Proceeds.”

(d) Neither the sale of the International Offered Securities nor the use of the proceeds thereof will violate any regulation of the United States Treasury Department contained in 31 C.F.R., Chapter V Subpart B, as amended, or the International Money Laundering Statement and Financial Anti-Terrorism Act of 2001.

(e) The Selling Shareholder will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(f) If any of the International Underwriters or International Agents within the scope of an inspection conducted by a competent authority is requested by any governmental body, local authority or judicial, administrative or arbitral body with jurisdiction over its activities (“Government Request”) to provide any document or information relating to the contracting of the International Underwriters or International Agents as underwriters and agents in the International Offering (“Corroborating Documents”), the Selling Shareholder shall, upon receipt of written notice from any International Underwriter and/or International Agent, (x) promptly provide to such International Underwriter and/or International Agent a copy of any Corroborating Documents that are necessary to allow such International Underwriter and/or International Agent to establish a defense in connection with such inspection, including a declaration by an officer of the Selling Shareholder that was directly involved in the engagement of the International Underwriters and International Agents, that such engagement complied with the Shelling Shareholder’s bylaws in effect at the time, and (y) assist such International Underwriter and/or International Agent in connection with such inspection.

SECTION 8 Conditions to the Obligations of the International Underwriters and International Agents. The obligations of each International Underwriter and International Agent to purchase the Common ADSs and place the International Offered Shares, respectively, shall be subject to the following conditions:

(a) The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for such purpose, pursuant to Section 8A under the Securities Act, shall be pending before, or threatened by, the Commission on the Closing Date.

(b) The Company shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and all documents incorporated therein by reference shall have been filed with the Commission prior to the date of such filing, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act.

(c) On or prior to the Closing Date a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith shall have been delivered to the Representatives.

(d) All of the applicable taxes, fees and other charges due and owing in connection with the execution and delivery of this Agreement shall have been paid by the Selling Shareholder.

(e) The representations and warranties of the Company and the Selling Shareholder in this Agreement shall be true and correct on the date hereof, and as of the Closing Date, with the same effect as if made on the Closing Date.

(f) The Representatives shall have received from the Selling Shareholder a letter substantially in the form of Schedule C hereto, duly executed by the Selling Shareholder and addressed to the Representatives.

(g) The Representatives shall have received from KPMG Auditores Independentes, the independent registered public accountants for the Company, (x) on the date hereof, a comfort letter dated the date hereof addressed to the International Underwriters and the International Agents, in form and substance reasonably satisfactory to the Representatives, concerning the financial statements and certain information with respect to the Company set forth in the Disclosure Package and the Final Offering Document (including the documents incorporated by reference therein) and (y) on the Closing Date, a “bring down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h) The Representatives shall have received from PricewaterhouseCoopers Auditores Independentes, the former independent registered public accountants for the Company, (x) on the date hereof, a comfort letter dated the date hereof addressed to the International Underwriters and the International Agents, in form and substance reasonably satisfactory to the Representatives, concerning the financial statements and certain information with respect to the Company set forth in the Disclosure Package and the Final Offering Document (including the documents incorporated by reference therein) and (y) on the Closing Date, a “bring down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) FINRA shall have approved the underwriting arrangements contemplated herein (to the extent required).

(j) The Company shall have furnished to the Representatives a certificate of the Company, signed by an authorized officer of the Company acceptable to the Representatives, dated the Closing Date and in form and substance reasonably satisfactory to the Representatives certifying:

(i) that the conditions set forth in subsections (a) and (b) of this Section 8 have been satisfied;

(ii) that no stop order suspending the effectiveness of the Registration Statement, the Disclosure Package or the Final Offering Document or any amendment or supplement thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission;

(iii) that the representations and warranties of the Company in this Agreement are true and correct in all material respects (unless such representations and warranties are already subject to a materiality qualifier therein, in which case such representations and warranties are true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iv) that since the date of the most recent financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto);

(v) as to the incumbency of the officers or representatives of the Company signing this Agreement and the other documents delivered hereunder on behalf of the Company and containing specimen signatures thereof; and

(vi) that the Estatuto Social of the Company has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

(k) The Selling Shareholder shall have furnished to the Representatives a certificate, signed by an authorized officer of the Selling Shareholder acceptable to the Representatives, dated the Closing Date and in form and substance reasonably satisfactory to the Representatives, certifying:

(i) that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects (unless such representations and warranties are already subject to a materiality qualifier therein, in which case such representations and warranties are true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) as to the incumbency of the officers or representatives of the Selling Shareholder signing this Agreement and the other documents delivered hereunder and thereunder on behalf of the Selling Shareholder and containing specimen signatures thereof; and

(iii) that the Estatuto Social of the Selling Shareholder has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

(l) Subsequent to the date hereof and on or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for the purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change, or any withdrawal of any such rating.

(m) Subsequent to the date hereof and on or prior to the closing of the sale and placement of the International Offered Securities, no legislation shall have been enacted by either house of the United States or Brazilian congress or by any state legislature, no other action shall have been taken by any Government Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States, Brazil, or any other country, which would have a Material Adverse Effect.

(n) On the Closing Date, none of the events listed below shall have occurred and be continuing:

(i) a default in the performance or observance by the Company or the Selling Shareholder of any covenant or agreement made by it under this Agreement;

(ii) proceedings shall have been commenced against the Company or the Selling Shareholder under any Brazilian, United States, or other bankruptcy act or other foreign, federal or state law relating to bankruptcy or insolvency or laws relating to the relief of debtors, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions, or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of the Company or the Selling Shareholder or similar proceedings for any relief which includes or might result in, any material modification of the obligations of the Company or the Selling Shareholder under this Agreement; or

(iii) the Company or the Selling Shareholder shall have instituted proceedings to be adjudicated insolvent or a bankrupt or shall have consented to the institution of bankruptcy or insolvency proceedings against it or shall have filed a petition or answer or consent seeking reorganization or relief under any Brazilian, United States or other bankruptcy act or any other federal or state law relating to bankruptcy or insolvency or shall have consented to the appointment of a receiver or shall have made an assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts.

(o) Subsequent to the date hereof and on or prior to the Closing Date or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease in any of the financial line items specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the International Offered Securities as contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto).

(p) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Company, a legal opinion (including a disclosure letter covering the Disclosure Package and the Final Offering Document), dated the Closing Date and addressed to the International Underwriters and International Agents, in form and substance reasonably acceptable to the Representatives.

(q) The Representatives shall have received from Clifford Chance US LLP, special United States counsel to the Selling Shareholder, a legal opinion, dated the Closing Date and addressed to the International Underwriters and International Agents, in form and substance reasonably acceptable to the Representatives.

(r) The Representatives shall have received a legal opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) of Lefosse Advogados, special Brazilian counsel for the Company, dated the Closing Date and addressed to the International Underwriters and the International Agents, in form and substance reasonably acceptable to the Representatives.

(s) The Representatives shall have received a legal opinion of Chief Legal Counsel to the Selling Shareholder, acting as Brazilian counsel to the Selling Shareholder, dated the Closing Date and addressed to the International Underwriters and the International Agents, in form and substance reasonably acceptable to the Representatives.

(t) The Representatives shall have received a legal opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) of Pinheiro Guimarães – Advogados, special Brazilian counsel for the International Underwriters and the International Agents, in form and substance reasonably acceptable to the Representatives, dated the Closing Date and addressed to the International Underwriters and the International Agents (it being understood that the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass on such matters).

(u) The Representatives shall have received a legal opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) from Shearman & Sterling LLP, special United States counsel to the International Underwriters and the International Agents, in form and substance reasonably acceptable to the Representatives, dated the Closing Date and addressed to the International Underwriters and the International Agents (it being understood that the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters).

(v) The Representatives shall have received a legal opinion from Ziegler, Ziegler & Associates LLP, special United States counsel to the Depositary, in form and substance reasonably acceptable to the Representatives, dated the Closing Date and addressed to the International Underwriters and the International Agents (it being understood that the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters).

(w) The closing of the purchase of the Brazilian Offered Shares and the International Offered Shares to be sold by the Selling Shareholder pursuant to the Brazilian Underwriting Agreement shall occur concurrently with the closing of the purchase of the Common ADSs described herein.

(x) The listing of the Common ADSs on the NYSE shall be in full force and effect and the listing of the International Offered Shares on the B3 shall be in full force and effect.

(y) The Common ADSs shall be eligible for clearance and settlement through the DTC.

(z) The Deposit Agreement shall be in full force and effect.

(aa) The Depositary shall have furnished to the Representatives a certificate, signed by an authorized officer of the Selling Shareholder acceptable to the Representatives, dated the Closing Date and in form and substance reasonably satisfactory to the Representatives, with respect to the deposit with the custodian under the Deposit Agreement of the Common Shares underlying the ADSs to be purchased against issuance of the ADRs evidencing such ADSs and the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(bb) Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(cc) None of the events contemplated in Section 11 of this Agreement shall have occurred.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the International Underwriters and the International Agents, this Agreement and all obligations of the International Underwriters and the International Agents hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 will be delivered at the office of Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York, 10022, on the Closing Date.

SECTION 9 Expenses; No Gross-Up.

(a) Expenses of the International Underwriters and International Agents. Each International Underwriter and International Agent agrees that the International Underwriters and International Agents will pay all costs and expenses relating to the offering of International Offered Securities, including, without limitation, all fees, expenses and disbursements arising for coordinating and structuring of the transaction, including (i) all fees and expenses in connection with preparing, negotiating and entering into all documents required for the transaction, and any filing or registration with or other required authorizations from, or any other measures before, any regulatory authorities in Brazil and the US, including, but not limited to, the SEC, the CVM, FINRA, the NYSE, the B3, ANBIMA the Central Bank of Brazil or any other US, Brazilian or other authority, and any related notarization, consularization and translation of the documents; (ii) all fees and expenses in connection with any pre-marketing meetings with potential investors in accordance with applicable law; (iii) except as set forth in Section 2(f) above or as otherwise agreed with the International Underwriters and International Agents, all roadshow travel and any marketing expenses; (iv) all expenses in connection with printing and distributing of offering documents and any other printed materials, publications in newspapers, magazines or any other media, including any such publications required by law as a condition for the transaction in the US, Brazil or elsewhere; (v) any costs incurred in connection with the (A) furnishing of any required information to the Comptroller General of Brazil (Tribunal de Contas da União), Executive, Legislative and Judiciary branches, professional associations and any other similar entities and (B) participation in meetings, pre- and post-transaction, with any such entities in subclause (A) in relation to the advice provided to the Selling Shareholder in respect of the divestment process; (vi) all expenses incurred in connection with any rules issued by the CVM (including CVM Instruction No. 400) for purposes of the transaction, including any related to distribution to retail investors; (vii) the cost for United States, Brazilian and any other local or international counsels for the International Underwriters and International Agents and the Company in connection with the coordination of due diligence, drafting the offering and legal documents, certificates and opinions, and performance of any other related services required to implement the transaction; (viii) any fees and expenses relating to the participation of the Company’s auditors, KPMG Auditores Independentes and PricewaterhouseCoopers Auditores Independentes, to provide customary “comfort” and diligence responses in connection with the transaction; (ix) all taxes in respect of the transaction; (x) all costs related to the creation and maintenance of an intermediary agent or trust, if any, required in connection with the transaction; (xi) all expenses in connection with meetings with, or other measures before, the Company for purposes of the transaction; (xii) any other fees or expenses approved by the Representatives on behalf of the International Underwriters and International Agents; and (xiii) any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by any government to be withheld, deducted or paid in connection with any of the payments mentioned in items (i) to (xii) above, such as the Brazilian IR – Fonte, Programas de Integração Social (PIS), Contribuição para Financiamento da Seguridade Social (Cofins), Imposto Sobre Serviços (ISS), Contribuição de Intervenção no Domínio Econômico (CIDE) and Imposto sobre Operações Financeiras (IOF).

(b) Expenses of the Selling Shareholder. The Selling Shareholder will pay for its own costs and expenses relating to the offering of International Offered Securities, including, without limitation, (i) costs and expenses related to travel and accommodation of the Selling Shareholders’ personnel in connection with the any road show; (ii) costs and expenses of its United States counsel; (iii) any expenses incurred as a result of article 47 of CVM Instruction No. 400, and (iv) other expenses incurred directly by the Selling Shareholder, including but not limited to, any required director’s and officer’s insurance for officers and directors of the Company in respect of this Offering.

(c) No Gross-up by the Selling Shareholder. The International Underwriters, the International Agents and the Brazilian Underwriters shall be solely responsible, to the extent they are considered the taxpayer under the applicable law, for payments of any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any applicable taxing jurisdiction on the payments due by the Selling Shareholder to the International Underwriters, the International Agents and the Brazilian Underwriters under the Transaction Documents; provided that if the Selling Shareholder incurs such taxes, duties, assessments or governmental charges (or if the Selling Shareholder is otherwise required to withhold or deduct under applicable law from amounts otherwise due to the International Underwriters, the International Agents or the Brazilian Underwriters by the Selling Shareholder), the Selling Shareholder may withhold from any payment due to the International Underwriters, the International Agents or the Brazilian Underwriters, as the case may be, an amount equivalent to such taxes, duties, assessments or governmental charges (or such amount the Selling Shareholder is otherwise required to withhold or deduct under applicable law) and the Selling Shareholder will not pay any additional amount in relation thereto. If the Selling Shareholder (as applicable) does not so withhold with respect to payments made to the International Underwriters, the International Underwriters, shall promptly on demand reimburse, severally and not jointly on a pro rata basis based on the number of Common ADSs which such International Underwriter agreed to purchase hereunder, the Selling Shareholder for any such taxes, duties, assessments or governmental charges. For the avoidance of doubt, no additional amounts shall be paid by the Selling Shareholder to the International Underwriters in respect of any Brazilian tax imposed on the fees payable to the International Underwriters, and if the Selling Shareholder is required to pay such taxes directly, the International Underwriters shall promptly reimburse, severally and not jointly, the Selling Shareholder for such taxes on a pro rata basis (based on the number of Common ADSs which such International Underwriter agreed to purchase hereunder).

SECTION 10 Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each International Underwriter, each International Agent, their respective affiliates, and the directors, officers, employees and agents of each International Underwriter or International Agent and its affiliates and each person who controls any of the International Underwriters or International Agents within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the effective date thereof and as of the date of any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (B) the Final Offering Document, or in any amendment thereof or supplement thereto, in each case as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law (C) any Issuer Free Writing Prospectus, (D) any road show or (E) any Testing-the-Waters Communication or the omission or alleged omission to state in the documents described in this Section 10(a)(ii) a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package, the Final Offering Document, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder or by or on behalf of any International Underwriter or International Agent specifically for inclusion therein (which, in the case of the Selling Shareholder, shall consist solely of the Selling Shareholder Information; and which, in the case of the International Underwriters and the International Agents, shall consist solely of the Underwriter Information, it being further understood and agreed that each International Underwriter’s or International Agent’s obligations are solely with respect to the information furnished by such International Underwriter or International Agent). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless each International Underwriter, each International Agent, their respective affiliates, and the directors, officers, employees and agents of each International Underwriter or International Agent and its affiliates and each person who controls any of the International Underwriters or International Agents within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the effective date thereof and as of the date of any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (B) the Final Offering Document, or in any amendment thereof or supplement thereto, in each case as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (C) any Issuer Free Writing Prospectus, (D) any road show or (E) any Testing-the-Waters Communication or the omission or alleged omission to state in the documents described in this Section 10(b)(ii) a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package, the Final Offering Document or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with any information other than the Selling Shareholder Information and, in any event, the Selling Shareholder shall not be responsible, pursuant to this Section 10(b), for losses, damages, expenses, liabilities or claims for an amount in excess of the aggregate public offering price of the Common ADSs sold by the Selling Shareholder to the International Underwriters pursuant hereto.

(c) Each International Underwriter and each International Agent agrees severally and not jointly to indemnify and hold harmless the Company, the Selling Shareholder, each of their directors, officers, employees and agents, and each person who controls the Company or the Selling Shareholder within the meaning of either the Securities Act or the Exchange Act, to the same extent (subject to the proviso set forth below) as the foregoing indemnity from the Company to the International Underwriters and the International Agents, but only with reference to written information furnished to the Company by or on behalf of such International Underwriter or International Agent specifically for inclusion in the Disclosure Package and the Final Offering Document (or in any amendment or supplement thereto) (which shall consist of solely the Underwriter Information); provided that each International Underwriter’s and International Agent’s aggregate liability to the parties set forth above shall in no event exceed the amount of the underwriting discount received by such International Underwriter or International Agent (net of taxes) pursuant to this Agreement. This indemnity agreement will be in addition to any liability which any International Underwriter or International Agent may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder, each International Underwriter and each International Agent agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Selling Shareholder, the International Underwriters and the International Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholder (on the one hand) and by the International Underwriters and the International Agents (on the other) from the offering of the International Offered Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder, each International Underwriter and each International Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholder (on the one hand) and each of the International Underwriters and the International Agents (on the other) in connection with the statements or omissions which resulted in such Losses, as well as any other equitable considerations. Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder, and benefits received by each of the International Underwriters and the International Agents shall be deemed to be equal to the total amount of the underwriting discount received by such Underwriter or International Agent (net of taxes) pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholder (on the one hand) or any International Underwriter or International Agent (on the other), the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Company, the Selling Shareholder, the International Underwriters and the International Agents agrees that it would not be just and equitable if contribution pursuant to this paragraph (e) were determined by pro rata allocation (even if the International Underwriters and the International Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph (e). Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls the International Underwriters or the International Agents within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any International Underwriter or International Agent shall have the same rights to contribution as such International Underwriter or International Agent, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, and each person who controls the Selling Shareholder within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Selling Shareholder shall have the same rights to contribution as the Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e). Notwithstanding the provisions of this Section 10, no International Underwriter or International Agent shall be required to contribute any amount in excess of the amount by which such International Underwriter’s or International Agent’s total underwriting discount (net of taxes) exceeds the amount of any damage which such International Underwriter or International Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. The International Underwriters’ and International Agents’ respective obligations to contribute pursuant to this paragraph (e) are several in proportion to their respective underwriting and placement commitments and not joint.

SECTION 11 Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and Selling Shareholder prior to delivery of and payment for the International Offered Securities, if at any time prior to such time (i) trading in any of the Company’s securities shall have been suspended by the B3 or the NYSE or trading in securities generally on the NYSE, NASDAQ or the B3, shall have been suspended or limited or minimum prices shall have been established on any such exchanges, or (ii) a banking moratorium shall have been declared either by U.S. Federal or New York State authorities or by the relevant banking authorities in the United Kingdom or Brazil or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (iii) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Brazil of a national emergency or war or other calamity (including any terrorist act) or any crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale, delivery or placement of the International Offered Securities as contemplated by the Disclosure Package and the Final Offering Document (exclusive of any amendment or supplement thereto).

SECTION 12 Representations, Covenants and Indemnities to Survive. The respective agreements, representations, covenants, warranties, indemnities and other statements of the company, the selling shareholder or their officers and of the international underwriters or international agents set forth in or made pursuant to this agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any international underwriter or international agent or the company or the selling shareholder or any of the officers, directors or controlling persons referred to in section 10 hereof, and will survive delivery of and payment for the international offered securities. The provisions of sections 9 and 10 hereof shall survive the termination or cancellation of this agreement.

SECTION 13 Increase in International Underwriters’ Commitments.

(a) Subject to Sections 8 and 11 hereof, if any International Underwriter shall default in its obligation to take up and pay for the Common ADSs to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 11 hereof) and if the number of Common ADSs which all International Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Common ADSs, the non-defaulting International Underwriters (including the International Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Common ADSs they are obligated to purchase pursuant to Section 3 hereof) the number of Common ADSs agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such Common ADSs shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Representatives may designate with the consent of each International Underwriter so designated or, in the event no such designation is made, such Common ADSs shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Common ADSs set forth opposite the names of such non-defaulting International Underwriters in Schedule A.

(b) Without relieving any defaulting International Underwriter from its obligations hereunder, the Selling Shareholder agrees with the non-defaulting International Underwriters that it will not sell any Common ADSs hereunder unless all of the Common ADSs are purchased by the International Underwriters (or by substituted International Underwriters selected by the Representatives with the approval of the Selling Shareholder or selected by the Selling Shareholder with the Selling Shareholders’ approval).

(c) If a new International Underwriter or International Underwriters are substituted by the International Underwriters or by the Selling Shareholder for a defaulting International Underwriter or International Underwriters in accordance with the foregoing provision, the Selling Shareholder or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five Business Days in order that any necessary changes in the Registration Statement and the Final Offering Document and other documents may be effected.

(d) The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 13 with like effect as if such substituted International Underwriter had originally been named in Schedule A hereto.

(e) If the aggregate number of Common ADSs which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of Common ADSs which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Selling Shareholder shall make arrangements within the five Business Day period stated above for the purchase of all the Common ADSs which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Shareholder to any International Underwriter and without any liability on the part of any non-defaulting International Underwriter to the Company or to the Selling Shareholder.

Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

SECTION 14 Notices.

All communications hereunder will be in writing and effective only on receipt, and shall be sent, mailed, delivered or telefaxed as follows:

(a)	Banco Nacional de Desenvolvimento Econômico e Social – BNDES

Av. República do Chile, 100

Rio de Janeiro, RJ 20031-917

Brazil

Attention: Área de Mercado de Capitais, Participações e Reestruturação de Empresas

Email: oferta_petrobras@bndes.gov.br

With a copy to (which shall not constitute notice):

Clifford Chance LLP

31 West 52nd Street

New York, New York 10019

United States of America

Attention: Anand Saha

Fax: +1 (212) 878 8375

(b)	Petróleo Brasileiro S.A.

Av. República do Chile 65, 13th Floor

Rio de Janeiro, RJ 20031-912

Brazil

Attention: Larry Carris Cardoso, Loans and Financing Administration — General Manager

Fax: +55 (21) 3224-1401

With a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

United States of America

Attention: Francesca L. Odell

Fax: +1 (212) 225-3999

(c)	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

United States of America

Attention: IBCM-Legal

Fax: +1 212 325 4296

(d)	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

Fax: +1 (646) 855 3073

Attention: Syndicate Department

with a copy to:

Fax: +1 (212) 230-8730

Attention: ECM Legal

(e)	Banco Bradesco BBI S.A.

Avenida Presidente Juscelino Kubitschek 1,309, 10th floor

São Paulo, SP, 04543-011

Brazil

Fax: +55 11 3847-5792

Attention: ECM Legal

(f)	Banco do Brasil Securities LLC

535 Madison Avenue, 34th floor

New York, New York 10022

United States of America

Fax: +1 (646) 845-3910

Attention: Carlos Eduardo Omine

(g)	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Attention: General Counsel

Fax: +1 (347) 767 2785

(h)	Goldman Sachs & Co. LLC

200 West Street

New York, New York, 10282

United States of America

Attention: General Counsel

Fax: +1 (212) 902-9316

(i)	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

Attention: Equity Syndicate Desk, with a copy to the Legal Department

(j)	XP Investments US, LLC

55 W 46th Street, 30th Floor

New York, New York 10036

United States of America

Attention: Jared Wilson

With a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Attention: Stuart K. Fleischmann

Facsimile: +1 (646) 848-5218

SECTION 15 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

SECTION 16 Jurisdiction. Each of the Company, the Selling Shareholder, the International Underwriters and the International Agents agrees that any suit, action or proceeding against them, arising out of or based upon this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, or in the competent courts of their own corporate domiciles with respect to actions brought against any of them as a defendant, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding and any right to which any of them may be entitled on account of places of residence or domicile, and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Petrobras America Inc., with offices located at 10350 Richmond Avenue, Suite 1400, Houston, Texas 77042 as its authorized agent (the “Petrobras Authorized Agent”), and the Selling Shareholder has appointed the Selling Shareholder Authorized Agent, in each case upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or federal court in the City of New York, New York, by any International Underwriter or International Agent, the directors, officers, employees and agents of any International Underwriter or International Agent, or by any person who controls any International Underwriter or International Agent, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company represents and warrants that the Petrobras Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. The Selling Shareholder represents and warrants that the Selling Shareholder Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Subject to applicable law, service of process upon the Petrobras Authorized Agent and the Selling Shareholder Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder, respectively.

SECTION 17 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

SECTION 18 Currency. Each reference in this Agreement to U.S. dollars is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder, as the case may be, will pay such additional amounts, in U.S. dollars as may be necessary to compensate for the shortfall. Any obligation of the Company or the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 19 Waiver of Immunity. This Agreement and any other documents delivered pursuant hereto, and any action taken hereunder constitute commercial acts by the Company and the Selling Shareholder. Each of the Company and the Selling Shareholder irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 19 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 20 Waiver of Right to Trial by Jury. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE PARTIES WITH RESPECT TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY OF

THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 21 Counterparts. This Agreement may be executed in one or more counterparts (including via telecopier), each of which shall constitute an original and all of which together shall constitute one and the same instrument.

SECTION 22 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

SECTION 23 Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

SECTION 24 No Fiduciary, Agency or Advisory Relationship. The Company and the Selling Shareholder hereby acknowledge that the International Underwriters and the International Agents are acting solely as underwriters and placement agents, as the case may be, in connection with the purchase, placement and sale of the International Offered Securities. The Company and the Selling Shareholder further acknowledge that the International Underwriters and the International Agents are acting pursuant to a contractual relationship created solely by this agreement entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters and the International Agents act or be responsible as a fiduciary, agent or advisor to the Company or the Selling Shareholder, their respective management, stockholders or creditors or any other person in connection with any activity that the International Underwriters and the International Agents may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The International Underwriters and the International Agents hereby expressly disclaim any fiduciary, agency, advisory or similar obligations to the Company and the Selling Shareholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Shareholder hereby confirm their understanding and agreement to that effect. The Company, the Selling Shareholder, the International Underwriters and the International Agents agree that they are responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters and the International Agents to the Company and the Selling Shareholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Shareholder. The Company and the Selling Shareholder hereby waive, to the fullest extent permitted by law, any claims that they may have against the International Underwriters or the International Agents with respect to any breach or alleged breach of any fiduciary or similar duty to either of the Company or the Selling Shareholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. Any review by the International Underwriters or the International Agents of the Company, the Selling Shareholder and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the International Underwriters and the International Agents, as the case may be, and shall not be on behalf of the Company or the Selling Shareholder.

SECTION 25 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any International Underwriter or International Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter or International Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any International Underwriter or International Agent that is a Covered Entity or a BHC Act Affiliate of such International Underwriter or International Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter or International Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 25, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Underwriting and Agency Agreement and your acceptance shall represent a binding agreement among Petrobras, the Selling Shareholder, the International Underwriters and the International Agents.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC, as International Underwriter and International Agent

By:	/s/ Marc Bernstein
Name:	Marc Bernstein
Title:	Managing Director

[Signature Page – Underwriting and Agency Agreement]

BOFA SECURITIES, INC., as International Underwriter and International Agent

By:	/s/ Bruno Saraiva
Name:	Bruno Saraiva
Title:	Procurador

[Signature Page – Underwriting and Agency Agreement]

BANCO BRADESCO BBI S.A., as International Underwriter and International Agent

By:	/s/ Rodrigo Ragazzi
Name:	Rodrigo Ragazzi
Title:	Director

By:	/s/ Rafael Nishihara Dotta
Name:	Rafael Nishihara Dotta
Title:	Vice President

[Signature Page – Underwriting and Agency Agreement]

BANCO DO BRASIL SECURITIES LLC, as International Underwriter and International Agent

By:	/s/ Gabriel Cambui
Name:	Gabriel Cambui
Title:	Deputy Managing Director

[Signature Page – Underwriting and Agency Agreement]

CITIGROUP GLOBAL MARKETS INC., as International Underwriter and International Agent

By:	/s/ Juan Carlos George
Name:	Juan Carlos George
Title:	Managing Director

[Signature Page – Underwriting and Agency Agreement]

GOLDMAN SACHS & CO. LLC, as International Underwriter and International Agent

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

[Signature Page – Underwriting and Agency Agreement]

MORGAN STANLEY & CO. LLC, as International Underwriter and International Agent

By:	/s/ Amna Malik
Name:	Amna Malik
Title:	Executive Director

[Signature Page – Underwriting and Agency Agreement]

XP INVESTMENTS US, LLC, as International Underwriter and International Agent

By:	/s/ Jared Wilson
Name:	Jared Wilson
Title:	Chief Compliance Officer

[Signature Page – Underwriting and Agency Agreement]

The foregoing Underwriting and Agency Agreement is hereby confirmed and accepted by the Selling Shareholder as of the date first above written.

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

By:	/s/ Gustavo Montezano
Name:	Gustavo Montezano
Title:	President

By:	/s/ Leonardo Cabral
Name:	Leonardo Cabral
Title:	Director

[Signature Page – Underwriting and Agency Agreement]

The foregoing Underwriting and Agency Agreement is hereby confirmed and accepted by the Company as of the date first above written.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:	/s/ Andre Luis Campos Silva
Name:	Andre Luis Campos Silva
Title:	Attorney in Fact

By:	/s/ Larry Carris Cardoso
Name:	Larry Carris Cardoso
Title:	Attorney In Fact

WITNESSES

/s/ Renan Feuchard Pinto
Name: Renan Feuchard Pinto
Mercado de Capitais
Matricula: 9926440

/s/ Rodrigo Coimbra
Name: Rodrigo Coimbra
Financas - Financiamentos Corporativos
Mat: 9926140

[Signature Page – Underwriting and Agency Agreement]

SCHEDULE A

International Underwriters	Number of Common ADSs
Credit Suisse Securities (USA) LLC	29,424,500
BofA Securities, Inc.	29,424,500
Banco Bradesco BBI S.A.	4,203,500
Banco do Brasil Securities LLC	4,203,500
Citigroup Global Markets Inc.	4,203,500
Goldman Sachs & Co. LLC	4,203,500
Morgan Stanley & Co. LLC	4,203,500
XP Investments US, LLC	4,203,500
Total	84,070,000

International Agents

Credit Suisse Securities (USA) LLC

BofA Securities, Inc.

Banco Bradesco BBI S.A.

Banco do Brasil Securities LLC

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

XP Investments US, LLC

SCHEDULE B

Permitted Free Writing Prospectuses

None

Pricing Information Provided Orally by Underwriters

Price per ADS to the public: U.S.$14.1646

Total number of ADSs Offered: 84,070,000

SCHEDULE C

Form of Selling Shareholder Lock-up Agreement

February 5, 2020

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3269

United States of America

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

As Representatives of the several underwriters

named in the Underwriting Agreement

Dear Sirs:

As an inducement to the International Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in an orderly market for American depositary shares, each representing two common shares, without par value, (the “Common ADSs”) of Petróleo Brasileiro S.A. – Petrobras, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agree that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common ADSs, common shares, preferred shares or any American depositary shares representing preferred shares (the “Preferred ADSs,” together with the Common ADSs, the common shares and the preferred shares, the “Securities”) or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and BofA Securities, Inc. (“BofA”). In addition, the undersigned agree that, without the prior written consent of Credit Suisse and BofA, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. A transfer of Securities to a trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2020.

Any defined terms used in this letter and not defined in this letter have the meanings given to such terms in the Underwriting Agreement.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Banco Nacional de Desenvolvimento Econômico e Social – BNDES

By:
Name:
Title:

By:
Name:
Title:

BNDES Participações S.A.—BNDESPar

By:
Name:
Title:

By:
Name:
Title: